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Exhibit 23.5

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Independent Auditors" in Amendment # 1 to the Registration Statement (Form S-3 No. 333-102895) and related prospectus of Scottish Annuity & Life Holdings, Ltd. (the Company) and to the incorporation by reference therein of our report dated February 26, 2002 with respect to the consolidated financial statements of World-Wide Holdings, Ltd.

/s/ Ernst & Young LLP

London, England
March 11, 2003

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Consent of Independent Auditors